Exhibit 10.2

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment No. 1”) to the Purchase Agreement (as defined below) is made and entered into as of May 30, 2019, by and between Spherix Incorporated, a Delaware corporation (“Buyer”), and CBM BioPharma, Inc., a Delaware corporation (“Seller”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, Buyer and Seller (collectively, the “Parties”) have entered into that certain Asset Purchase Agreement, dated as of May 15, 2019, in the form attached hereto as Exhibit A (the “Purchase Agreement”); and

WHEREAS, the Parties now desire to amend the Purchase Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Purchase Agreement, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1.           Amendments to Purchase Agreement. The Parties hereby agree that the Purchase Agreement is hereby amended as follows:

Section 9.2 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

9.2         Effect of Termination.

(a)          This Agreement may only be terminated in the circumstances described in Section 9.1 and pursuant to a written notice delivered by the applicable party to the other applicable party, which sets forth the basis for such termination, including the provision of Section 9.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any party or any of their respective Representatives, and all rights and obligations of each party shall cease, except: (i) Sections 6.2, 6.3, ARTICLE X and this Section 9.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any fraud claim against such party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to ARTICLE VIII). Without limiting the foregoing, and except as provided in Section 10.1 and this Section, but subject to ARTICLE VIII, the parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 9.1.

(b)          In the event that this Agreement is terminated by Seller (i) pursuant to Section 9.1(d) or 9.1(g), then Buyer shall deliver to Seller or Seller’s designee, a certificate(s) representing an aggregate of 250,000 shares of Buyer Common Stock (the “Buyer Termination Fee”) within two (2) Business Days of termination, it being understood that in no event shall Seller be entitled to the Buyer Termination Fee referred to in this Section 9.2(b) on more than one (1) occasion.

2.           Miscellaneous.

a)          Except as modified by this Amendment No. 1, all terms and conditions of the Purchase Agreement shall remain in full force and effect and are hereby in all respects ratified and affirmed. All references in the Purchase Agreement to the “Agreement” shall be deemed to refer to the Purchase Agreement, as amended by this Amendment No. 1.

b)          This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. An executed facsimile or electronic .pdf counterpart of this Amendment No. 1 shall be deemed to be an original for all purposes.

c)          This Amendment No. 1 shall be governed by and interpreted in accordance with the laws of the State of Delaware (without giving effect to its choice of law principles). For purposes of any Action arising out of or in connection with this Amendment No. 1 or any transaction contemplated hereby, each of the Parties (a) irrevocably submits to the exclusive jurisdiction and venue of any state or federal court located within New York County in the State of New York (or in any appellate courts thereof), (b) agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address shall be effective service of process for any Action with respect to any matters to which it has submitted to jurisdiction in this Section 2(c), and (c) waives and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of such court, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Amendment No. 1 or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Action.

d)          Each provision of this Amendment No. 1 shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment No. 1 which are valid, enforceable and legal.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the day and year first written above.

Buyer:

SPHERIX INCORPORATED, a Delaware corporation

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer

Seller:

CBM BIOPHARMA, INC., a Delaware corporation

By:	/s/ Scott Wilfong
Name: Scott Wilfong
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]